Genesys Industries Purchases Additional Equipment & Machinery to Support Production.

NEW YORK, NY – November 6, 2019 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN – today announced that the company has purchased additional support equipment and machinery to support production. Support equipment purchased includes air compressors, material handling equipment such as forklifts, automatic feed horizontal band saws, grinders. All equipment and machinery is to facilitate a much faster support of production activities from its Florida facility.

Company Spokesperson, commented: “This important equipment is much needed to support current and future production activities and to set up our fast cell systems to market our on demand manufacturing strategy. Our business in general is equipment intensive and labor intensive. We expect to continue to add to our fixed assets on our balance sheet as we purchase additional machinery and equipment in the future as well. We are proud of our team to have executed so well in bringing a brand new facility up and running, making product in less than ninety days.”

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision products manufacturer with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Aviation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN
For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

Safe Harbor Statement

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

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